EXHIBIT 10.8

AMENDMENT NUMBER ONE

TO THE

OVERSEAS SHIPHOLDING GROUP, INC.

2004 STOCK INCENTIVE PLAN

as Amended and Restated as of June 10, 2008

WHEREAS, Overseas Shipholding Group, Inc.(the “Company”) maintains the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 10, 2008 (the “Plan”);

WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, including any amendments deemed necessary to ensure that the Company may comply with certain regulatory requirements, including Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”); and

WHEREAS, the Board desires to amend the Plan as set forth herein to comply with the requirements of Code Section 409A.

NOW, THEREFORE, pursuant to Section 12.1 of the Plan, the Plan is hereby amendedas follows:

             1.       A new Section 9.2(g) is hereby added to the Plan to provide as follows:

“(g)     Special Provision with Respect to 2007 Performance Awards. Notwithstanding anything herein to the contrary, with respect to the Performance Awards granted by the Company on January 10, 2007 (the “2007 Performance Awards”), if the Committee determines, in its sole discretion, that on the effective date of a Change in Control it is likely that the Performance Goals established for the 2007 Performance Awards will be achieved, the 2007 Performance Award shall become vested immediately prior to the Change in Control and the 2007 Performance Award shall be paid as soon as practicable upon or following the Change in Control, but in no event later than sixty (60) days following the effective date of the Change in Control.”

            2.        Section 11.2 of the Plan is hereby amended in its entirety to provide as follows:

11.2     Change in Control. A “Change in Control” shall be deemed to have occurred if: (a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) and 14(d) thereof), excluding the Company, any “subsidiary,” and employee benefit plan sponsored or maintained by the Company, or any subsidiary (including any trustee of any such plan acting in his capacity as trustee), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least 30% of the total number of votes that may be cast for the election of directors of the Company; (b) there is a merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions or a liquidation of the Company (a “Transaction”), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity in approximately the same proportion as they had in the Company immediately prior to the Transaction; or (c) during any period of two consecutive years beginning on or after the date hereof (“Board Measurement Period”), the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least 2/3 (the “Required Approval”) of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened; solicitation of proxies or contests by or on behalf of a person other than a member of the Board. Notwithstanding anything herein to the contrary, with respect to any portion of any Award under this Plan that (i) constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code and (ii) was not vested as of December 31, 2004 or was granted thereafter: (x) a liquidation of the Company shall not constitute a Transaction, (y) the Board Measurement Period shall be reduced from any period of two consecutive years beginning on or after the date hereof to any period of twelve consecutive months beginning on or after the date hereof and (z) the Required Approval shall be reduced from at least 2/3 to at least a majority.”

            3.        Section 14.13 of the Plan is hereby amended in its entirety to provide as follows:

“14.13             Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A or this Section 14.13. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”):

(a)       A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 14.13(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)       Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)       If under the 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.”

IN WITNESS WHEREOF, the Board has authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 30th day of December, 2008.

OVERSEAS SHIPHOLDING GROUP, INC.

By: /s/Morten Arntzen

Name: Morten Arntzen

Title:	CEO